SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 27, 2002

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32967	77-0550714
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 400, San Jose, California	95011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 437-1466

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On September 27, 2002, HPL Technologies, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Panel (the “Panel”) of its decision to delist the Company’s common stock from the Nasdaq National Market System as of the opening of trading on September 30, 2002.  The Company had appealed the initial Nasdaq Staff determination to delist the Company’s shares before the Panel on August 22, 2002.  The Panel cited the Company’s failure to timely file periodic reports with the Securities and Exchange Commission, inadequate number of independent directors, the continued ownership interest of Y. David Lepejian in the Company’s common stock and general public interest concerns as the grounds for the delisting.  The Company intends to appeal this decision by the Panel; however, the appeal does not stay the delisting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HPL TECHNOLOGIES, INC.

Date: October 7, 2002	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer